FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 19, 2008

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation ("Todd") (NYSE:TOD) announced that it has signed an agreement to purchase the assets of Everett Shipyard, Inc. ("ESY"). ESY performs ship repair work for a range of government and commercial customers at two locations in Everett, Washington.

Todd will form a new subsidiary, Everett Ship Repair & Drydock, Inc. ("Everett"), to continue ESY's current shipyard operations. Todd's transaction with the owners of ESY includes capital funds to purchase and improve a 1,000 ton drydock which was recently added to ESY's operations. Several conditions of the sale remain to be satisfied, most notably the consent of the Port of Everett who is ESY's landlord. The parties are targeting February 15, 2008 as the closing date. It is anticipated that the acquisition of Everett will be accretive to Todd's earnings. Todd and ESY have not disclosed the purchase price for the transaction.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated January 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2008.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel